EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72955) of Exxon Mobil Corporation of our report dated June 11, 2008, relating to the financial statements and supplemental schedules of the ExxonMobil Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Houston, Texas

June 11, 2008